Exhibit 10.29

                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION

----------------------------
                                    )
In the Matter of                    )
                                    )
         LAWYERS TITLE              )                File No. 971-0115
         CORPORATION,               )
                                    )
a corporation.                      )
----------------------------        )


                       AGREEMENT CONTAINING CONSENT ORDER

         The Federal Trade Commission ("Commission"), having initiated an investigation of the acquisition by Lawyers Title Corporation ("LTC") of certain assets of Reliance Group Holdings, Inc. ("Reliance"), and it now appearing that LTC, hereinafter sometimes referred to as "proposed respondent," is willing to enter into an agreement containing an order to divest certain assets, and to cease and desist from making certain acquisitions, and providing for other relief:

         IT IS HEREBY AGREED by and between proposed respondent, by its duly authorized officers and attorney, and counsel for the Commission that:

1. Proposed respondent LTC is a corporation organized, existing and doing business under and by virtue of the laws of the Commonwealth of Virginia with its office and principal place of business located at 6630 West Broad Street, Richmond, Virginia 23230.

2. Proposed respondent admits all the jurisdictional facts set forth in the draft of complaint here attached.

3.       Proposed respondent waives:

         a.       any further procedural steps;

         b. the requirement that the Commission's decision contain a statement of findings of fact and conclusions of law;

         c. all rights to seek judicial review or otherwise to challenge or contest the validity of the order entered pursuant to this agreement; and

         d.       any claim under the Equal Access to Justice Act.

4. Proposed respondent shall submit, within thirty (30) days of the date this agreement is signed by proposed respondent and every thirty (30) days thereafter until this order becomes final, a report pursuant to
         Section 2.33 of the Commission; Rules, signed by the proposed respondent, setting forth in detail the manner in which the proposed respondent will comply with Paragraphs II. through IV. of the order when and if entered. Such report will not become part of the public record unless and until the accompanying agreement and order are accepted by the Commission for public comment.

5. This agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this agreement is accepted by the Commission it, together with the draft of complaint contemplated thereby, will be placed on the public record for a period of sixty (60) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this agreement and so notify the proposed respondent, in which event it will take such action as it may consider appropriate, or issue and serve its complaint (in such form as the circumstances may require) and decision, in disposition of the proceeding.

6. This agreement is for settlement purposes only and does not constitute an admission by proposed respondent that the law has been violated as alleged in the draft of complaint here attached, or that the facts as alleged in the draft complaint, other than jurisdictional facts, are true.

7. This agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to the proposed respondent,
         (1) issue its complaint corresponding in form and substance with the draft of complaint here attached and its decision containing the following order to divest and to cease and desist in disposition of the proceeding and (2) make information public with respect thereto. When so entered, the order to cease and desist shall have the same force and effect and may be altered, modified or set aside in the same manner and within the same time provided by statute for other orders. The order shall become final upon service. Delivery by the U.S. Postal Service of the complaint and decision containing the agreed-to order to proposed respondent's address as stated in this agreement shall constitute service. Proposed respondent waives any right it may have to any other manner of service. The complaint may be used in construing the terms of the order, and no agreement, understanding, representation, or interpretation not contained in the order or the agreement may be used to vary or contradict the terms of the order.

8. By signing this agreement containing consent order, proposed respondent represents that it can accomplish the full relief contemplated by this agreement.

9. Proposed respondent has read the proposed complaint and order contemplated hereby. Proposed respondent understands that once the order has been issued, it will be required to file one or more compliance reports showing that it has fully complied with the order. Proposed respondent agrees to comply with Paragraphs II. C. and IV. of the proposed order from the date it signs this agreement. Proposed respondent further understands that it may be liable for civil penalties in the amount provided by law for each violation of the order after it becomes final.


                                      ORDER

                                       I.

         IT IS ORDERED that, as used in this order, the following definitions shall apply:

         A. "Respondent" or "LTC" means Lawyers Title Corporation, its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups and affiliates controlled by Lawyers TitleCorporation, and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

         B. The term "Reliance Group" means Reliance Group Holdings, Inc., its directors, officers, employees, agents, representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups and affiliates controlled by Reliance GroupHoldings, Inc., and the respective directors, officers, employees, agents,representatives, successors, and assigns of each.

         C.       "Commission" means the Federal Trade Commission.

         D. The term "title plant" means a privately owned collection of records and/or indices regarding the ownership of and interests in real property. The term includes such collections that are regularly maintained and updated by obtaining information or documents from the public records, as well as such collections ofinformation that are not regularly updated.

         E. The "Acquisition" means the acquisition of the title insurance operations of Reliance Group by LTC, in exchange for the acquisition by Reliance Group of a minority voting interest in LTC and other consideration, as described in the Amended and Restated Stock Purchase Agreement dated as of December 11, 1997.

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



                                       II.

         IT IS FURTHER ORDERED that:

         A. Respondent shall divest, absolutely and in good faith, within six months from thedate the agreement containing consent order is signed by respondent, all of its rights, title and interest in the properties described below:

                   1 For each of the following counties or other local jurisdictions, either the rights, title and interest prior to the Acquisition of LTC or the rights, title and interest prior to the Acquisition of Reliance Group in all title plants serving such county or local jurisdiction:

                           Washington, District of Columbia
                           Brevard County, Florida
                           Broward County, Florida
                           Clay County, Florida
                           Indian River County, Florida
                           Pasco County, Florida
                           St. Johns County, Florida
                           St. Lucie County, Florida
                           Ingham County, Michigan
                           Oakland County, MichiganWayne County, Michigan St. Louis City & County, Missouri

                  2. Respondent shall also divest all user or access agreements pertaining to each divested title plant. At the acquirer's option at the time of purchase, and at a commercially reasonable price, LTC shall continue to provide computer and other services previously provided for each divested title plant by LTC or Reliance Group, for a period up to three years from the date such title plant is divested, and shall assist the buyer in transferring the computer and other services to any other provider of such services.

         B.       Respondent shall divest the properties  specified in Paragraph
                  II. A. only to anacquirer or acquirers that receive the prior approval of the Commission and only in a manner that receives the prior approval of the Commission. The purpose of the divestiture is to ensure the continued use of the divested title plants as ongoing, viable title plants used in the production and/or sale of title information, and to remedy the lessening of competition resulting from the Acquisition as alleged in the Commission's complaint.

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



         C. Pending divestiture of the properties as specified in Paragraph II. A., respondent shall take such actions as are necessary to maintain the viability and marketability of such properties and to prevent the destruction, removal, wasting, deterioration, or impairment of any of the properties. LTC shall comply with the following requirements with respect to all title plants serving the counties or other local jurisdictions listed in Paragraph II. A. in which either LTC or Reliance Group has any rights, title or interest, during the period prior to the completion of the required divestiture for each such county or other local jurisdiction:

                  1. LTC shall cause the title plants to be maintained, including but not limited to updating the records and/or indices contained in the title plants, to the extent and in the manner maintained prior to the Acquisition.

                  2. LTC shall cause to be maintained in good faith all contracts or agreements for access to the title plants subject to the terms, conditions and stipulations of those contracts, and will refrain from taking any action toward terminating those contracts other than that which would be commercially reasonable under the terms of such contracts or agreements.

                  3. LTC shall cause access to the title plants to continue to be provided to accessors whose contracts or agreements for access to the title plants expire by their terms prior to the completion of the required divestiture, in good faith on terms, conditions and stipulations identical to those set forth in such contracts or agreements.

                                      III.

         IT IS FURTHER ORDERED that:

         A. If LTC has not divested, absolutely and in good faith and with the Commission'sprior approval, all of the properties specified in Paragraph II. A. within six months from the date the agreement containing consent order is signed by respondent, the Commission may appoint a trustee to accomplish the required divestitures. In the event that the Commission or the Attorney General brings an action pursuant to ss. 5(l) of the Federal Trade Commission Act, 15 U.S.C.ss.45(l), or any other statute enforced by the Commission, LTC shall consent to the appointment of a trustee in such action. Neither the appointment of a trustee nor a decision not to appoint a trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed trustee, pursuant toss.5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by the respondent to comply with this order.

         B. If a trustee is appointed by the Commission or a court pursuant to Paragraph III. A. of this order, respondent shall consent to the following terms and conditions regarding the trustee's powers, duties, authority, and responsibilities:

                  l. The Commission shall select the trustee, subject to the consent of respondent, which consent shall not be unreasonably withheld. The trustee shall be a person with experience and expertise in acquisitions and divestitures. If respondent has not opposed, in writing, including the reasons for opposing, the selection of any proposed trustee within ten (10)days after notice by the staff of the Commission to respondent of the identity of any proposed trustee, respondent shall be deemed to have consented to the selection of the proposed trustee.

                  2. Subject to the prior approval of the Commission, the trustee shall have the exclusive power and authority to accomplish the divestiture of the properties specified in Paragraph II. A. that have not been divested by LTC, including the authority, subject to the approval of the Commission, with respect to any of the listed counties or local jurisdictions as to which divestiture has not been completed by LTC, to determine whether to divest the rights, title and interest prior to the Acquisition of LTC or the rights, title and interest prior to the Acquisition of Reliance Group in title plants serving such county or local jurisdiction.

                  3. Within ten (10) days after appointment of the trustee, respondent shall execute a trust agreement that, subject to the prior approval of the Commission and, in the case of a court-appointed trustee, of the court, transfers to the trustee all rights and powers necessary to permit the trustee to accomplish the divestitures required by this order.

                  4. The trustee shall have twelve (12) months from the date the Commission approves the trust agreement described in Paragraph III. B. 3. to accomplish the divestitures, which shall be subject to the prior approval of the Commission. If, however, at the end of the twelve-month period, the trustee has submitted a plan of divestiture or believes that divestiture can be accomplished within a reasonable time, the divestiture period may beextended by the Commission, or, in the case of a court-appointed trustee, by the court; provided, however, the Commission may extend this period only two (2) times.

                  5. The trustee shall have full and complete access to the personnel, books, records and facilities related to the properties specified in Paragraph II. A. that have not been divested by LTC, and to any other relevant information as the trustee may request. Respondent shall develop such financial or other information as such trustee may request and shall cooperate with the trustee. Respondent shall take no action to interfere with or impede the trustee's accomplishment of the divestiture. Any delays in divestiture caused by respondent shall extend the trustee's period for divestiture under this Paragraph in an amount equal to the delay, as determined by the Commission or, for a court-appointed trustee, by the court.

                  6. The trustee shall use his or her best efforts to negotiate expeditiously the most favorable price and terms available in each contract that is submitted to the Commission, subject to respondent's absolute and unconditional obligation to divest at no minimum price. The divestiture shall be made in the manner and to the acquirer or acquirers as set out in Paragraph II. of this order; provided, however, if the trustee receives bona fide offers from more than one acquiring entity, and if the Commission determines to approve more than one such acquiring entity, the trustee shall divest to the acquiring entity or entities selected by respondent from among those approved by the Commission.

                  7. The trustee shall serve, without bond or other security, at the cost and expense of respondent, on such reasonable and customary terms and conditions as the Commission or a court may set. The trustee shall have the authority to employ, at the cost and expense of respondent, such consultants, accountants, attorneys, investment bankers, business brokers, appraisers, and other representatives and assistants as are necessary to carry out the trustee's duties and responsibilities. The trustee shall account for all monies derived from the divestiture and all expenses incurred. After approval by the Commission and, in the case of a court-appointed trustee, by the court, of the account of the trustee, including fees for his or her services, all remaining monies shall be paid at the direction of the respondent, and the trustee's power shall be terminated. The trustee'scompensation shall be based at least in significant part on a commission arrangement contingent on the trustee's completing divestiture of the properties specified in Paragraph II. A. that have not been divested by LTC.


                  8. Respondent shall indemnify the trustee and hold the trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the trustee.

                  9. If the trustee ceases to act or fails to act diligently, a substitute trustee shall be appointed in the same manner as provided in Paragraph III. A. of this order.

                  10. The Commission or, in the case of a court-appointed trustee, the court, may on its own initiative or at the request of the trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the divestiture required by this order.

                  11. The trustee shall have no obligation or authority to operate or maintain the properties specified in Paragraph II. A. that have not been divested by LTC.

                  12. The trustee shall report in writing to respondent and the Commission every sixty (60) days concerning the trustee's efforts to accomplish divestiture.

                                       IV.

         IT IS FURTHER ORDERED that:

         A. For a period of ten (10) years from the date this order becomes final, respondent shall not, without providing advance written notification to the Commission, directly or indirectly, through subsidiaries, partnerships, or otherwise:

                  1. Acquire any stock, share capital, equity or other interest in any concern, corporate or non-corporate, that has any direct or indirect ownership interest in a title plant serving any county or other local jurisdiction specified in Paragraph II. A., where at the time of the acquisition the respondent has a direct or indirect ownership interest in any title plant serving the same county or local jurisdiction; or

                  2. Acquire any assets (other than in the ordinary course of business) or ownership interest in a title plant serving any county or other local jurisdiction specified in Paragraph II. A., where at the time of the acquisition the respondent has a direct or indirect ownership interest in any title plant serving the same county or local jurisdiction.

                  Notification is not required to be made pursuant to this Paragraph IV. with respect to any acquisition by respondent of a copy of title records or other information from a person or entity which thereafter retains the original information in its ownership and control, and where competition in the ordinary course between the parties is not otherwise restrained.

         B. Notification pursuant to this Paragraph shall be given on the Notification andReport Form set forth in the Appendix to Part 803 of Title 16 of the Code of Federal Regulations as amended (hereinafter referred to as "the Notification"), andshall be prepared and transmitted in accordance with the requirements of that part, except that no filing fee will be required for any such notification, notification shall be filed with the Secretary of the Commission, notification need not be made to the United States Department of Justice, and notification is required only of respondent and not of any other party to the transaction. In addition to the information required to be supplied on such Notification and Report Form pursuant to the above-referenced regulation, the respondent shall submit the following supplemental information in respondent's possession or reasonably available to respondent:

                  1. The name of each county or local jurisdiction to which the terms of Paragraph IV. A. 1. or 2. are applicable;

                  2. A description of the title plant assets or interests that are being acquired; and

                  3. With respect to each title plant serving each county or local jurisdiction to which the terms of Paragraph
                           IV.  A.  1. or 2.  are  applicable  (including  title
                           plants in which the respondent has a direct or indirect ownership interest as well as other title plants known to the respondent) the names of all persons or entities who hold any direct or indirect
                           ownership   interest  in  the  title  plant  and  the
                           percentage interest held by each; the time period covered by each category of title records contained in the title plant; whether therespective categories of title records are regularly being updated; the indexing system or systems used with respect to each category of title records; and the names of all persons, including but not limited to title insurers or agents, who have access to the title plant.

         C. Respondent shall provide the Notification to the Commission at least thirty daysprior to consummating the transaction (hereinafter referred to as the "first waitingperiod"). If, within the first waiting period, representatives of the Commission make a written request for additional information or documentary material (within the meaning of 16
                  C.F.R.ss.803.20), respondent shall not consummate the transaction until twenty days after submitting such additional information or documentary material. Early termination of the waiting periods in this paragraph may be requested and, where appropriate, granted by letter from the Bureau of Competition. Provided, however, that prior notification shall not be required by this paragraph for a transaction for which notification is required to be made, and has been made, pursuant to Section 7A of the Clayton Act, 15 U.S.C.ss.18a.

                                       V.

         IT IS FURTHER ORDERED that:

         A. Within thirty (30) days after the date this order becomes final and every thirty (30) days thereafter until respondent has fully complied with the provisions of Paragraphs II. and
                  III. of this order, respondent shall submit to the Commission a verified written report setting forth in detail the manner and form in which it intends to comply, is complying, and has complied with Paragraphs II. and III. of this order. Respondent shall include in its compliance reports, among other things that are required from time to time, a full description of the efforts being made to comply with Paragraphs II. and III. of the order, including a description of all substantive contacts or negotiations for the divestiture and the identity of all parties contacted. Respondent shall include in its compliance reports copies of all written communications to and from such parties, all internal memoranda, and all reports and recommendations concerning divestiture.

         B. One year (1) from the date this order becomes final, annually for the next nine (9)years on the anniversary of the date this order becomes final, and at other times as the Commission may require, respondent shall file a verified written report with the Commission setting forth in detail the manner and form in which it has complied and is complying with Paragraph IV. of this order.


                                       VI.

         IT IS FURTHER ORDERED that respondent shall notify the Commission at leastthirty (30) days prior to any proposed change in the corporate respondent such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in the corporation that may affect compliance obligations arising out of the order.

                                      VII.

         IT IS FURTHER ORDERED that, for the purpose of determining or securingcompliance with this order, upon written request, respondent shall permit any duly authorized representative of the Commission:

         A. Access, during office hours and in the presence of counsel, to inspect and copy allbooks, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of respondent relating to any matters contained in this order; and

         B. Upon five days' notice to respondent and without restraint or interference from it,to interview officers, directors, or employees of respondent.

         Signed this 6th day of February , 1998.


         LAWYERS TITLE CORPORATION, A CORPORATION


         By:  /s/  Charles H. Foster, Jr.
              ---------------------------
              Chief Executive Officer


              /s/   Naila Townes Ahmed
              ---------------------------
              Counsel for Lawyers Title Corporation


         FEDERAL TRADE COMMISSION


         By:  /s/ Patrick J. Roach
              ---------------------------
              Attorney
              Bureau of Competition


Approved:

/s/ Michael E. Antalics
-------------------------
Assistant Director
Bureau of Competition


/s/ Willard K. Tom
-------------------------
Acting Deputy Director
Bureau of Competition


/s/ Willard K. Tom
-------------------------
for Director
Bureau of Competition